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                                                                   Exhibit 10.55

                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made and entered as of the 16th day of June, 1997, by and between POLAR MOLECULAR CORPORATION, a Utah corporation (the "Company") and Gerald A. Goray, Trustee ("Purchaser") pursuant a Trust Agreement dated January 30, 1984, as amended.

                                   WITNESSETH:

     WHEREAS, pursuant to the terms and conditions of this Agreement, the Company desires to sell and Purchaser desires to purchase shares of the common stock of the Company, par value $.001 per share.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties agree as follows:

     1. Purchase of Stock. Subject to the terms and conditions of this Agreement and based upon the warranties and representations herein contained, the Company agrees to sell to Purchaser for a purchase price of $.20 per share, an aggregate of 1,000,000 shares of the common stock, par value $.001 per share, of the Company (the "Shares").

     2. Representations and Warranties of the Company. The Company represents and warrants that:

          2.01 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own its properties and assets and to carry on its business as it is presently being conducted.

          2.02 Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of common stock, with $.001 par value. All outstanding shares are duly authorized, fully paid, validly issued and non-assessable in accordance with applicable law. No dividends or other distribution of the assets of the Company have been declared or paid in the capital stock of the Company. 62,007,378 shares of said common stock are issued and outstanding as of the date hereof.

          2.03 Authorization. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby and has authorized the execution and delivery of this Agreement by the Company. The Company has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          2.04 Litigation. There is no action, suit proceeding or investigation pending, at law or in equity, or to the knowledge of the Company's management, threatened, against or affecting the Company before or in any court, either state or Federal, public board, or body which calls into question the creation, organization or existence of the Company, the validity of this Agreement or the authority of the Company to execute, deliver and carry out the terms of

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this Agreement or which judgment, order or finding can reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

          2.05 Subsidiaries. The Company does not own, directly or indirectly, any interest or investment, whether equity or debt, in any corporation, business, trust or other entity.

          2.06 Compliance with Law and Other Instruments. The Company is not in violation or default of any term of its Articles of Incorporation or Bylaws, or of any agreement, contract, commitment, instrument, indenture, judgment, decree or order applicable to it and has timely filed all reports and any other documents required by it to be filed with a governmental agency. The execution, delivery and performance of this Agreement and the taking of action contemplated hereby will not result in any violation of or be in conflict with or constitute a default under (a) the Articles of Incorporation or By-Laws of the Company, or
(b) any material agreement or instrument to which the Company or any consolidated subsidiary is a party or by which the Company is subject, or result in the creation of any material lien, charge or encumbrance on any of the properties of the Company.

          2.07 Contracts and Commitments. The Company is not a party to any contract, agreement, other commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, the business, operations, properties, assets or condition of the Company.

          2.08 Tax Returns. Within the times and in the manner prescribed by law, the Company has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. All taxes and governmental charges levied or assessed against the property or the business of the Company have been paid, other than taxes or charges the payment of which is not yet due or which, if due, is not yet delinquent or is being contested in good faith or has not been finally determined.

          2.09 Brokers. The Company agrees to indemnify and hold Purchaser harmless from and against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it with respect to the transactions contemplated by this Agreement.

          2.10 Patent. The Company is the owner of certain patents ("Patents") pursuant to a Patent Assignment Agreement dated April 1, 1997 ("Agreement"), which Agreement is incorporated herein by reference. Said Agreement is in full force and effect, the Company is not in default with respect to any provisions in said Agreement and the Company shall use its best efforts to comply with the conditions of said Agreement and maintain its rights and benefits pursuant to such Agreement. It is understood and agreed by the Company that said Patents constitute a valuable asset of the Company and that any additional U.S. or foreign patents obtained by any officer, director, shareholder, employee or agent of the Company which modifies, improves or is related to said Patents or related technology, shall also be the property of the Company or in the case of any new patents or technology obtained by or developed by

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Otis L. Nelson, Mark L. Nelson or A. Richard Nelson such new patents or technology shall be exclusively licensed to the Company with worldwide manufacturing and marketing rights belonging to the Company.

          2.11 Dilution of Shares. The Company hereby agrees that if at any time it issues any additional Shares in the Company, Purchaser shall be given the right to purchase shares at the same price and terms as the Company issues any such additional Shares. The number of Shares Purchaser shall be entitled to purchase shall be such amount as necessary to maintain Purchaser's pro-rata ownership percentage interest in the Company's outstanding Shares. Purchaser shall be given written notice of the Company's intention to issue additional Shares and the terms and price thereof and Purchaser shall have 30 days to elect to exercise its right to purchase Shares per this paragraph. If such additional Shares are issued in consideration of services or property, such services or property shall be appraised by an independent qualified appraiser and such appraisal shall be used as the basis for determining the price of such Shares.

     3. Representations and Warranties of Purchaser:

          3.01 Investment Representations: Purchaser represents and warrants to the company that:

               (a) The Purchaser has been informed that the sale of the Shares hereunder is being made without registration under the Securities Act of 1933 (the "Act") or any state securities laws and that the Shares may not be sold or transferred without registration under the Act or unless an exemption from such registration is available.

               (b) Purchaser is acquiring the Shares for its own account, no one else has a beneficial interest in the Shares and Purchaser does not intend to and will not resell the Shares unless, at a future date, they are registered under the Act or a specific exemption from registration is available to Purchaser in connection with any such resale. Purchaser understands that an exemption from such registration may be available pursuant to Rule 144 promulgated under the Act by the Securities and Exchange Commission ("Commission") but that in no event may Purchaser sell the Shares pursuant to Rule 144 prior to the expiration of a two-year period after Purchaser has acquired the Shares and a minimum three-year holding period may be required in some cases; and that any sales pursuant to Rule 144 can only be made in full compliance with the provisions thereof.

               (c) Purchaser understands that each certificate representing the Shares will bear on its face a legend in substantially the following form:

          "The Shares represented by this Certificate have not been registered under the Securities Act of 1933 ("Act"). The Shares have been acquired for investment and no sale, transfer or hypothecation of the Shares or any interest therein may be made except pursuant to an effective registration statement under the Act unless the Company has received an opinion of counsel to the Company that such transfer does not require registration under the Act."

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          Purchaser further understands that the Company may place a stop transfer order pertaining to the certificates evidencing the Shares with the transfer agent to the same effect as such restrictive legend.

               (d) Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Purchaser's investment in the Shares or has obtained the advice of any attorney, certified public accountant or registered investment advisor with respect to the merits and risks of his investment in the Shares. Purchaser understands that the Company is subject to all of the risks inherent in a development stage business and additional risks that are inherent in the Company's business. Purchaser has taken full cognizance of and understands those risks and the effect they may have on the Purchaser's investment.

               (e) The Purchaser has been provided with copies of the Company's Financial Statements dated March 31, 1997, prepared by Marrs, Rudnick & Sevier, LLC and such other financial and other information regarding the Company that Purchaser deemed necessary. The Company represents that such information is true and correct.

               (f) The Purchaser has been informed that the proceeds from the sale of the Shares will be used by the Company for general working capital purposes. It is agreed by the Company that such proceeds shall be used in particular for the following purposes: commence accounting work to prepare the Company for an initial public offering of its Shares, the hiring of Chandra Prakash to represent the Company in general and to market the Company's products in India, to pay legal fees and related fees in connection with the preparation of the Company for an initial public offering of its Shares and to evaluate the Octel Associates, acquisition opportunity.

               (g) The Purchaser has been provided with the opportunity to ask questions of, and receive answers from, the Company and its officers, employees and agents concerning the business and financial condition of the Company and Purchaser has received satisfactory answers to any such questions and has no further questions at this time.

               (h) The Purchaser understands that his investment in the Shares and the Company is speculative and may remain so for an indefinite period, that substantial additional investments in the Company may be required and that there is no assurance that any such additional investments can be obtained, and acknowledges that it is able to bear the economic risk of its investment in the Shares should it be determined ultimately to the worthless.

          3.2 Authorization. The execution of this Agreement has been duly authorized by Purchaser and this Agreement is binding upon Purchaser in accordance with its terms.

     4. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive execution and delivery of this Agreement and the Closing hereunder.

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     5. Notices. All notices, requests, consents and other communications herein shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid or delivered by Federal Express, or personally delivered to the address set below each party's signature to this Agreement or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties. Any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

     6. Modifications, Waiver. No modification or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless in writing and approved by all of the parties hereto.

     7. Entire Agreement. This Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments whether in writing or oral, prior to the date hereof. Nothing in this Agreement shall be construed or is intended to impose any personal liability on Gerald A. Goray or the Gerald A. Goray Trust.

     8. Successors and Assigns. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Notwithstanding the foregoing, Purchaser may not assign his rights under this Agreement without the written consent of the Company.

     9. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed any original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it.

     10. Governing Law and Forum. This Agreement shall be governed by the laws of the State of Michigan.

     11. Severability. In the event any provision of this Agreement or the application of such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

     12. Reports: The Company agrees to provide Purchaser with data and reports at least quarterly with respect to its financial condition, marketing efforts, technology status and initial public offering status.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.

PURCHASER                                  POLAR MOLECULAR CORPORATION


/s/ Gerald A. Goray                        By:  /s/ Mark L. Nelson
----------------------------------              --------------------------------
Gerald A. Goray, Trustee                   Its: President
621 NW 53rd Street, Suite 255                   4600 S. Ulster Street, Suite 700
Boca Raton, FL 33487                            Denver, CO 80237

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